UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/30/2012

Parkway Properties, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11533

Maryland	74-2123597
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Bank of America Center, Suite 2400
390 North Orange Avenue
Orlando, FL 32801
(Address of principal executive offices, including zip code)

(407) 650-0593
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Hearst Tower Purchase and Sale Agreement

On April 30, 2012, Parkway Properties, Inc. ("the "Company"), through its operating partnership, Parkway Properties LP, entered into a purchase and sale agreement with 214 North Tryon, LLC (the "Seller") to acquire a fee simple interest in Hearst Tower, 972,000 square foot office building located in Charlotte's central business district. The Seller is not affiliated with the Company or its advisors. Seller is an affiliate of Bank of America, N.A., which is a lender and Syndication Agent under the Company's Amended and Restated Credit Agreement (the "Credit Facility"). The purchase and sale agreement contains customary representations and warranties by the Seller, is subject to customary due diligence procedures and closing conditions and is expected to close in the second quarter of 2012. Until the closing of the purchase of the property, there can be no assurance that the Company will acquire the property.

The contract purchase price of the property is approximately $250 million, exclusive of closing costs. In connection with the acquisition of the property, the Company deposited $12.5 million in escrow. Such deposit will be credited towards the purchase price of the property. The Company intends to fund the purchase price with cash received from previously announced equity investment by TPG VI Pantera Holdings, L.P. ("TPG") combined with borrowings on the Company's Credit Facility. The Company may seek to obtain financing on the property post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this document that are not in the present or past tense or discuss the Company's expectations (including the use of the words anticipate, believe, forecast, intends, project, or other similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. Examples of forward-looking statements include expectations as to the timing of acquisitions and dispositions and descriptions relating to these expectations. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure of the TPG transaction to close; the failure to acquire or sell properties (including Hearst Tower) as and when anticipated; termination of property management contracts, the bankruptcy or insolvency of companies for which Parkway provides property management services or the sale of these properties, the risk that a condition to closing of these transactions may not be satisfied; the timing to consummate the proposed transactions; and other risks and uncertainties detailed from time to time in the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

Additional Information

This report is being filed in respect of the proposed equity investment transaction involving the Company and TPG. The Company will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the conversion of any shares of preferred stock of the Company issued to TPG in connection with TPG's proposed equity investment in the Company into shares of the Company's common stock. The Company also will be filing other documents with the SEC. Investors and security holders are urged to read the proxy statement and other documents relating to such acquisition when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC's website at www.sec.gov and the Company's website at www.pky.com. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801, Attention: Investor Relations.

Certain Information Regarding Participants

The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company's stockholders regarding the conversion of any shares of preferred stock of the Company issued to TPG in connection with TPG's proposed equity investment in the Company into shares of the Company's common stock. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 12, 2012, and its definitive proxy statement for the 2012 annual meeting of stockholders, which was filed with the SEC on April 5, 2012. Additional information regarding the interests of such individuals in the proposed acquisition of the Company will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC's website at www.sec.gov and the Company's website at www.pky.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parkway Properties, Inc.

Date: May 04, 2012	By:	/s/ Mandy M. Pope
Mandy M. Pope
Executive Vice President and Chief Accounting Officer